Exhibit 24.1
DIRECTORS AND CERTAIN OFFICERS OF
NATIONAL CITY CORPORATION
ANNUAL REPORT ON FORM 10-K
POWER OF ATTORNEY
     The undersigned directors and officers of National City Corporation, a Delaware corporation (the “Corporation”), which anticipates filing an Annual Report on Form 10-K for the Corporation’s fiscal year ended December 31, 2007 with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, hereby constitute and appoint David L. Zoeller, Carlton E. Langer and Thomas A. Richlovsky, and each of them, with full power of substitution and resubstitution, as attorneys or attorney of the undersigned, to sign in the capacities indicated below, said Form 10-K, and any and all amendments and exhibits thereto, or other documents to be filed with, or submitted to, the Securities and Exchange Commission pertaining thereto, with full power and authority to do and perform any and all acts and things whatsoever required and necessary to be done in the premises, as fully to all intents and purposes as the undersigned could do if personally present, hereby ratifying and approving the acts of said attorneys, and any of them, and any such substitute.
     EXECUTED as of the 18th day of December, 2007.

/s/ Jon E. Barfield	Director

Jon E. Barfield

/s/ James S. Broadhurst	Director

James S. Broadhurst

/s/ Christopher M. Connor	Director

Christopher M. Connor

/s/ Bernadine P. Healy, M.D.	Director

Bernadine P. Healy, M.D.

/s/ Allen H. Koranda	Director

Allen H. Koranda

/s/ Michael B. McCallister	Director

Michael B. McCallister

/s/ Paul A. Ormond	Director

Paul A. Ormond

/s/ Peter E. Raskind	Chief Executive Officer and President and Director

Peter E. Raskind	(Principal Executive Officer)

/s/ Gerald L. Shaheen	Director

Gerald L. Shaheen

/s/ Jerry Sue Thornton, Ph. D.	Director

Jerry Sue Thornton, Ph.D.

/s/ Morry Weiss	Director

Morry Weiss
     EXECUTED as of the 28th day of December, 2007.

/s/ Jeffrey D. Kelly	Vice Chairman and Chief Financial Officer and Director (Principal Financial Officer)
Jeffrey D. Kelly

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